EXHIBIT 99.1

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              CASTLE DENTAL CENTERS
                              OF CALIFORNIA, L.L.C.
                      a Delaware limited liability company

                              Dated: March 30, 1998
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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              CASTLE DENTAL CENTERS
                              OF CALIFORNIA, L.L.C.
                      a Delaware limited liability company

            This Limited Liability Company Agreement ("Agreement") of CASTLE DENTAL CENTERS OF CALIFORNIA, L.L.C. (the "Company") is entered into as of March 30, 1998 among the signatories hereto (collectively, the "Members"). In consideration of their mutual promises, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            Capitalized terms not otherwise defined herein shall have the meanings assigned pursuant to EXHIBIT A hereto.

                                    ARTICLE 2

                              BUSINESS OF COMPANY

      The business of the Company ("Business") shall be:

            (a) To provide various consulting and administrative services to dental practices in the Territory (by way of management service agreements or otherwise), including, without limitation, obtaining facilities, office and dental supplies for dental practices; providing for the selection and training of non-dental personnel; providing billing services, marketing services, collection services, financial services and access to dental equipment and maintenance thereof; advising in the development of new clients; advice regarding compliance with regulatory bodies; and such other reasonable services consistent with the services described above as the Members shall agree from time to time; provided however, that at no time shall the Company carry on any activities that are prohibited by the California Dental Act or other similar federal or state law;

            (b) To exercise all other powers necessary to or reasonably connected with the Company's business, as described in (a) above, that may be legally exercised by limited liability companies under the Act; and

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            (c) To engage in all activities necessary, customary, convenient or incidental to any of the foregoing.

                                   ARTICLE 3

                            ORGANIZATIONAL MATTERS

      3.1 REGULATION OF INTERNAL AFFAIRS. Consistent with the Act, the internal affairs of the Company shall be regulated by this Agreement as it shall be amended by the Members from time to time. Except as provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

      3.2 FORMATION. The Members have or will cause to be filed with the Secretary of State a Certificate of Formation, pursuant to Section 18-201 of the Act, for the purposes and upon the terms and subject to the conditions set forth in this Agreement.

      3.3 NAME. The name of the Company is Castle Dental Centers of California, L.L.C. The Company's Business may be conducted under any other name or names deemed advisable by the Board. The Board, in its sole and absolute discretion, may change the name of the Company at any time and from time to time in accordance with applicable law.

      3.4 TERM. The term of the Company shall commence on the date of this Agreement and shall continue until December 31, 2098, unless sooner terminated or dissolved in accordance with this Agreement.

      3.5 FILING. In connection with the execution of this Agreement, the Members shall execute such further documents and take such further action as is appropriate to comply with the requirements of law for the formation or operation of a limited liability company in all states and counties where the Company may conduct its Business.

      3.6 REGISTERED OFFICE AND AGENT; PRINCIPAL PLACE OF BUSINESS; OTHER PLACES OF BUSINESS. The address of the registered office of the Company in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office is The Corporation Trust Company. The principal office of the Company is located at 4392 West 132nd Street, Hawthorne, California, 90250, or such other place as the Board may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board deems advisable.

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                                   ARTICLE 4

                                  MEMBERSHIP

      4.1 CLASSES OF INTERESTS. Interests in the Company shall be divided into four classes:

            (a) CLASS A INTEREST. The Class A Interest shall have an initial Capital Account equal to the amount set forth on Exhibit B. The Class A Interest shall have no interest in Net Profits or Net Losses.

            (b) CLASS B INTEREST. The Class B Interest shall have an initial Capital Account equal to the amount set forth on Exhibit B. The Class B Interest shall have no interest in Net Profits or Net Losses.

            (c) CLASS C INTEREST. The Class C Interest shall have an initial Capital Account equal to the amount set forth on Exhibit B. The Class C Interest shall have, in the aggregate, a Percentage Interest of twenty percent (20%), which shall be owned by the Class C Members as set forth in Exhibit B. The Capital Account and Percentage Interest of a Class C Interest Member relating to its Class C Interest shall be based on its percentage ownership interest of the Class C Interest.

            (d) CLASS D INTEREST. The Class D Interest shall have an initial Capital Account of zero. The Class D Interest shall have, in the aggregate, a Percentage Interest of eighty percent (80%), which shall be owned by the Class D Members as set forth in Exhibit B. The Capital Account and Percentage Interest of a Class D Interest Member relating to its Class D Interest shall be based on its percentage ownership interest of the Class D Interest.


      4.2 MEMBERS. The Members of the Company are set forth on Exhibit B, attached hereto. A Person may be admitted as a new Member or a Substituted Member only as provided in Article 9.

      4.3 ASSIGNEE. An interest in the Company may only be assigned as provided in Article 9.

      4.4 LIMITED LIABILITY. No Member shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member.

      4.5 COMPENSATION OF MEMBERS; INCENTIVE PAYMENT OBLIGATION. Except as provided in this Agreement and the Transaction Agreements, no Member, Affiliate of a Member, or any of its employees, shareholders of members shall be entitled to remuneration for services rendered or

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goods provided to the Company. Pursuant to Section 6.3 of the Master
Contribution Agreement, Holdings will be paid a certain Incentive Payment. The Company agrees that the Incentive Payment obligation is an expense and liability of the Company that becomes due and payable in accordance with its terms and regardless of the existence of Available Net Cash Flow and that Holdings shall be considered a creditor of the Company with respect thereto. In the event the Company does not timely pay its Incentive Payment obligation, Holdings shall have the right to exercise any and all rights and remedies it may have at law or equity, in addition to any rights it may have under this Agreement or the Transaction Agreements. It is the intention of the Members that the Incentive Payment be treated as a Code Section 707(a)(1) payment for income tax purposes, once Holdings becomes a Member.

      4.6 MANAGEMENT AGREEMENT. The Company shall enter into the Management Agreement. By signing this Agreement all Members hereby approve all of the terms set forth in the Management Agreement and the Company entering into the Management Agreement.

      4.7 TRANSACTIONS BETWEEN THE COMPANY AND THE MEMBERS. Notwithstanding that it may constitute a conflict of interest, the Members and their Affiliates may engage in transactions to provide goods and services to the Company so long as such transaction is not expressly prohibited by this Agreement and so long as the terms and conditions of such transaction, on an overall basis, (i) are determined by the Board to be fair and reasonable to the Company, and (ii) are at least as favorable to the Company as those that are generally available from independent third parties capable of similarly performing them at arm's length.

      4.8 COMPETING ACTIVITIES. The Members may not, and the Members shall cause their Affiliates not to, engage or invest, independently or with others, in any business that is competitive with the Company's Business in the Territory.

      4.9 MEETINGS. Special meetings of the Members may be held at any place, either within or without the State of Delaware, selected by the person or persons calling the meeting. There shall be no regularly scheduled meetings of the Company. A special meeting of the Members may be called by any Member.

      4.10 VOTES OF MEMBERS; QUORUM; AND EFFECT OF VOTE. Each Member shall have a number of votes equal to such Member's Percentage Interest in the Company, provided that if, pursuant to the terms of this Agreement, a Member is not entitled to vote on a specific matter, then such Member's number of votes and Percentage Interest shall not be considered for purposes of determining whether a quorum is present, or whether the requisite percentage approval by vote of the Members has been obtained with respect to such specific matter. Members holding an aggregate of one hundred percent (100%) of the votes, (i.e. one hundred percent (100%) of the Percentage Interests) shall constitute a quorum at all meetings of the Members. Notwithstanding there being a quorum present, unless otherwise specifically indicated in this Agreement to the contrary, any percentage vote needed to approve any action under this Agreement shall take that

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percentage of all votes outstanding, regardless of the percentage of votes attending a meeting or approving of the action at a meeting.

      4.11 NOTICE FOR MEETINGS. Written notice of a meeting shall be given to each Member entitled to vote not less than three (3) days nor more than thirty
(30) days before the date of the meeting, unless waived by all Members. The notice shall state the place, date and hour of the meeting and the general nature of the business to be transacted.

      4.12 ACTIONS WITHOUT A MEETING. Any action that may be taken at any meeting of Members may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed and delivered to the Board by Members holding in the aggregate the number of votes equal to or greater than the votes necessary to approve the action to be taken. Notice of any action approved by the Members by written consent without a meeting shall be given to all Members by the Board at least three (3) days before the Company shall take any action in accordance with the written consent, unless the written consent was unanimous. Any Member giving a written consent may revoke such consent by a writing received by the Board prior to the time that the Board has received sufficient written consents of Members necessary to authorize the proposed action set forth in such consent.

      4.13 NO CERTIFICATES OF INTEREST. Interests will not be represented by certificates of membership but will be recorded and conclusively evidenced by the books and records of the Company.

                                   ARTICLE 5

                                  MANAGEMENT

      5.1 MANAGEMENT OF THE COMPANY BY THE BOARD OF DIRECTORS.

            (a) EXCLUSIVE MANAGEMENT BY THE BOARD OF DIRECTORS. Subject to the provisions of this Agreement relating to actions required to be approved by the Members, the business, property and affairs of the Company shall be managed and all powers of the Company shall be exercised by or under the direction of the Board of Directors ("Board"). Each of the Members' initial designations to serve on the Board shall appear on Exhibit C.

            (b) MEETINGS OF THE BOARD. Special meetings of the Board may be called by any Director (there shall be no regularly scheduled meetings unless the Board decides to schedule them). All meetings shall be held upon seven (7) days' notice by mail or twenty-four (24) hours' notice delivered personally or by telephone, telegraph or facsimile to the Directors setting forth the time and location of such meeting. Notice of a special meeting shall also state the purpose or purposes for which such meeting is called. Each notice of a Board meeting shall specify the matters to be discussed at that meeting and no decision may be taken at any Board meeting on any matter not specified in the notice of

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      that meeting unless consented to by all Directors before or after the meeting (whether or not present at the meeting). Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting (which waiver or consent need not specify the purpose of the meeting) or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such Director. All such waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment shall be given prior to the time of the adjourned meeting to the Directors who are not present at the time of the adjournment. Meetings of the Board may be held in Hawthorne, California, Los Angeles, California or such other place as may be approved by the Board. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Directors participating in such meeting can hear one another. Participation in a meeting in such manner constitutes a presence in person at such meeting. Any decision or approval of the Board under this Agreement requires a majority of votes cast in favor of that decision or approval by the Directors (each Director having one vote) present at a duly constituted meeting of Directors.

            (c) QUORUM. A quorum shall exist when at least three (3) Directors are present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, but any action taken must be approved by the requisite number of Directors, based on the original quorum, adjusted upward for any Directors who later join the meeting, for such meeting.

            (d) WRITTEN CONSENT. Any action required or permitted to be taken by the Board may be taken by the Board without a meeting if all of the Directors consent in writing to such action. Such action by written consent shall have the same force and effect as a vote at a duly constituted meeting of the Board.

      5.2   ELECTION OF DIRECTORS.

            (a) NUMBER, TERM AND QUALIFICATIONS. The Board shall initially be comprised of five (5) directors (each, a "Director"). The holders of the Class D Interest shall be entitled to elect, by majority vote (based on the holders' relative Percentage Interests) three (3) Directors and shall have the continuous right to elect three (3) Directors (including without limitation, the election of replacement or successor Directors). The holders of the Class C Interest, excluding any Class C Interest held by Castle or an Affiliate of Castle, shall be entitled to elect, by majority vote (based on such holders' relative Percentage Interests) two (2) Directors and shall have the continuous right to elect two (2) Directors (including without limitation, the election of replacement or successor Directors). The number of Directors of the Company may only be changed by

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      the unanimous written consent of the Members. Each Director shall hold office until a successor shall have been elected.

            (b) RESIGNATION. Any Director may resign at any time by giving written notice to the holders of the class of Interest that elected him or her. The resignation of any Director shall take effect three (3) business days following receipt of that notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

            (c) REMOVAL. Any Director may be removed at any time, with or without cause, by the holders of the class of Interest that elected such Director.

            (d) VACANCIES. Any vacancy occurring for any reason in the Board shall be filled by the holders of the class of Interest that elected such Director for which a vacancy exists.

      5.3   POWERS OF THE BOARD.

            (a) POWERS OF BOARD. Without limiting the generality of Section 5.1, but subject to Section 5.3(b) and to the express limitations set forth elsewhere in this Agreement, the Board shall have all necessary powers to manage and carry out the purposes, business, property and affairs of the Company, including, without limitation, the power to exercise on behalf and in the name of the Company all of the powers permitted under the Act by a "Manager," as that term is defined in the Act. The Board may delegate any of its management powers in any manner it desires, including without limitation, delegation pursuant to the terms of the Management Agreement.

            (b) LIMITATIONS ON POWER OF BOARD. Notwithstanding anything stated herein to the contrary, the Board shall not have authority hereunder to cause the Company to engage in the following transactions without first obtaining the affirmative vote or the written consent of all Members ("Major Decisions"):

                  (1) The (i) sale, exchange or other disposition of all, or substantially all, of the Company's assets occurring as part of a single transaction or plan, or in a series of transactions, or (ii) the merger of the Company with or into another person or entity, unless (A) the holders of the Class C Interest are given a First Right to Negotiate, or (B) (x) such transaction is part of the sale, exchange or other disposition of all or substantially all of Castles' assets or securities or (y) the merger of Castle with or into another person or entity;

                  (2) The admission of a new Member, or the establishment of different classes of Members if either such action would adversely affect the rights, preferences or privileges of the holders of the Class B Interest or Class C Interest

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            (including without limitation their interest in capital, Net Profits and the Incentive Payment or the dilution of their interest through the issuance of additional Class B Interests or Class C Interests);

                  (3) Any act which would make it impossible to carry on the
            Business of the Company;

                  (4) A contract for debt, liability, obligations, guaranties or encumbrances outside the ordinary course of business (without limiting the foregoing, the parties specifically agree that neither the granting of a security interest in the assets of the Company to secure the repayment of Senior Indebtedness nor the guaranty by the Company of Senior Indebtedness is outside of the ordinary course of business);

                  (5) The disposition of Business assets (including the
            termination, material modification or cancellation of management service agreements) outside the ordinary course of business, provided however that such disposition can occur outside the ordinary course of business if the disposition is by sale or exchange to an unrelated third party;

                  (6) Distributions of cash or property to the Members prior to a dissolution, except in accordance with their Percentage Interests;

                  (7) A call for additional capital contribution; provided,
            however, that the Board may elect to allow CDC to make additional contributions solely in return for an increase in its Capital Account for the amount contributed, but with no increase in its Percentage Interest or other interests in profits, losses, gains, deductions or distributions (other than distributions pursuant to Article 10);

                  (8) Withdrawal of any part of a Member's Capital Contribution other than upon the dissolution of the Company or in accordance with
            Section 9.6;

                  (9) All equity placements, or going public or floating shares, if the effect would be to adversely affect the rights, preferences or privileges of the holders of the Class B Interest or Class C Interest (including without limitation their interest in capital, Net Profits and the Incentive Payment or the dilution of their interest through the issuance of additional Class B Interests or Class C Interests);

                  (10) Transactions with Members and/or their Affiliates, other than those described in Section 4.6 and Section 4.7;

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                  (11) Amendment of this Agreement, the Certificate of Formation or any of the Transaction Agreements to which the Company is a party;

                  (12) A change in the Business of the Company as set forth in
            Article 2;

                  (13) Any other transaction described in this Agreement as
            requiring the vote, consent or approval of the Members.

      5.4 PERFORMANCE OF DUTIES; LIABILITY OF DIRECTORS. A Director shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member as a result of his or her carrying out his or her duties of a Director in good faith, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Director.

      5.5 COMPETING ACTIVITIES. (i)The holders of the Class C Interests and the holders of the Class D Interests shall cause the Directors elected by the respective holders, and (ii) the Company shall cause the officers of the Company, not to engage or invest in, independently or with others, any activity of any type or description, that might be the same as or similar to the Company's Business and that might be in direct or indirect competition with the Company in the Territory. If done so in violation of the above sentence, the respective Interest holders or the Company, as the case may be, shall cause the Company to have the right in, or to, such other ventures or activities and to the income and proceeds derived therefrom. Directors and officers shall be obligated to present any investment opportunity to the Company which is directly or indirectly related to the Company's Business.

      5.6 TRANSACTIONS BETWEEN THE COMPANY AND THE DIRECTORS. Notwithstanding that it may constitute a conflict of interest, the Directors and their Affiliates may engage in any transaction with the Company so long as such transaction is not expressly prohibited by this Agreement and so long as the terms and conditions of such transaction, on an overall basis, are determined by the Board (consisting of only disinterested Directors) to be fair and reasonable to the Company and are at least as favorable to the Company as those that are generally available from independent third parties capable of similarly performing them at arm's length, or if a majority of the Members holding votes having no interest in such transaction (other than interests as Members) approve the transaction in writing.

      5.7 PAYMENTS TO DIRECTORS. Except as specified in this Agreement, no Director is entitled to remuneration for services rendered or goods provided to the Company in his or her capacity as a Director.

      5.8   OFFICERS.

            (a) APPOINTMENT OF OFFICERS. The Board may appoint officers at any time. The officers shall serve at the pleasure of the Board, subject to all rights, if any, of an

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      officer under any contract of employment. Any individual may hold any number of offices. The officers shall exercise such powers and perform such duties as shall be determined from time to time by the Directors.

            (b) REMOVAL, RESIGNATION AND FILLING OF VACANCY OF OFFICERS. Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Board at any time. Any officer may resign at any time by giving notice to the Board. Any resignation shall take effect upon receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company including, without limitation, any rights under any contract to which such officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed by the Board.

                                   ARTICLE 6

                    CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

      6.1 INITIAL MEMBERS. The initial Members, their respective addresses, Interests, Capital Contributions and Percentage Interests are set forth in EXHIBIT B.

      6.2 ADDITIONAL CAPITAL CONTRIBUTIONS. No Member shall be obligated to contribute additional capital to the Company unless a capital contribution is approved by vote of at least 100% of the votes outstanding.

      6.3 LIMITATIONS. No Member shall have the right to resign prior to the termination of this Agreement or withdraw its Capital Contribution or demand and receive property of the Company or any distribution in return for such Capital Contribution, except as may be specifically provided in this Agreement. Notwithstanding the previous sentence, no Member shall receive out of the Company property any part of such Member's Capital Contribution if the distribution would be considered a distribution in violation of Section 18-607 of the Act.

      6.4 PERCENTAGE INTEREST OF MEMBER. Each Member's initial Percentage Interest is set forth on EXHIBIT B. Notwithstanding any provision to the contrary herein, a Member's Percentage Interest may not be changed without the written consent of such Member.

      6.5 CAPITAL ACCOUNT FOR EACH MEMBER. A separate Capital Account will be maintained for each Member in accordance with Section 704(b) of the Code and Regulation Section 1.704-1(b)(2)(iv). "Capital Account" means, with respect to each Member, such Member's initial Capital Contribution to the Company:

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            (a) Increased by (A) the amount of money contributed by such Member to the Company, (B) the Gross Asset Value of any property contributed by such Member to the capital of the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), (C) the amount of any Net Profits allocated to such Member pursuant to this Agreement, and (D) any items in the nature of income or gain that are specially allocated to such Member and, therefore, excluded from Net Profits; and

            (b) Decreased by (A) the amount of money distributed to such Member by the Company, (B) the Gross Asset Value of any property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752), (C) the amount of any Net Losses charged to such Member pursuant to this Agreement, and (D) any items in the nature of expenses or losses that are specially allocated to such Member and, therefore, excluded from Net Losses.

      6.6 DETERMINATION OF CAPITAL ACCOUNTS. Except as otherwise provided herein, the Capital Account of a Member shall be determined in accordance with the rules set forth in Regulation Section 1.704-1(b)(2)(iv) as the same may be amended or revised hereafter. Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

      6.7   CAPITAL ACCOUNT ADJUSTMENTS FOR SPECIAL EVENTS.

            (a) SUCCESSION TO CAPITAL ACCOUNT. In the event all or a portion of an Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

            (b) ASSUMPTION OF LIABILITY. An assumption of an unsecured liability by the Company shall be treated as a distribution of money to the Member in the amount of such liability less the Member's share of the Company's debt. An assumption of the unsecured liability of the Company by a Member shall be treated as a cash contribution to the Company in the amount of such liability less the Member's share of the Company's debt. In determining the amount of any liability for this purpose, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

            (c) ADJUSTMENTS FOR NONCASH DISTRIBUTION. In the event that assets of the Company other than cash are distributed in kind to a Member, Capital Accounts shall be adjusted for the hypothetical "book" gain or loss that would have been realized by the Company if the distributed assets had been sold for their fair market values in a cash sale (in order to reflect unrealized gain or loss).

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            (d) ADJUSTMENTS TO FAIR MARKET UPON TRANSFER OF INTEREST. Capital
      Accounts shall be adjusted to reflect fair market value of all properties in the event of the acquisition of an Interest by an existing or new Member.

            (e) ADJUSTMENT FOR CONSTRUCTIVE TERMINATION OF THE COMPANY. Capital Accounts also shall be adjusted upon constructive termination of the Company under Code Section 708 in accordance with Regulations Section 1.704-1(b)(2)(iv)(d), (e) and (l).

            (f) ADJUSTMENT FOR RECAPTURE OF CERTAIN CREDITS. Capital Accounts shall be adjusted appropriately on account of investment tax credit and investment tax credit recapture in accordance with the principles of Code
      Section 48(q).

                                   ARTICLE 7

                       ALLOCATIONS OF PROFITS AND LOSSES

      7.1 ALLOCATION OF NET PROFITS AND NET LOSSES. Subject to the prior application of Section 7.2 and other applicable provisions of this Agreement, Net Profits and Net Losses for any taxable year (or shorter period as may be required in order to comply with Code Sections 706(c) and (d)) shall be allocated in accordance with the Members' Percentage Interests as set forth in EXHIBIT B.

      7.2 SPECIAL AND REGULATORY ALLOCATIONS. Allocations shall be made under this Section 7.2 before allocations are made under Section 7.1. Allocations under this Section 7.2 shall be made in the order they appear below.

            (a) DECREASE IN COMPANY MINIMUM GAIN. Notwithstanding any other provisions of this Agreement, if there is a net decrease in Company Minimum Gain for a Company taxable year, then, if and to the extent required by the Regulations, each Member shall be allocated items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the greater of (a) the portion of such Member's share of the net decrease in the Company Minimum Gain during such year that is allocable to the disposition of Company property subject to one or more Company Nonrecourse Liabilities, and (b) the deficit balance in such Member's Capital Account at the end of such year. For this purpose, the balance in a Member's Capital Account at the end of such year shall be determined with the adjustments prescribed by Regulation Section 1.704-2(g)(1).

            (b) DECREASE IN MEMBER NONRECOURSE LIABILITY MINIMUM GAIN. Notwithstanding any other provision of this Agreement, if there is a net decrease during a Company taxable year in a Member's share of Member Nonrecourse Liability Minimum

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      Gain, then, if and to the extent required by the Regulations, any Member with a share of the Member Nonrecourse Liability Minimum Gain at the beginning of the year shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the greater of (a) the portion of such Member's share of the net decrease in the Member Nonrecourse Liability Minimum Gain that is allocable to the disposition of Company property subject to such Member's Nonrecourse Liability, and (b) the deficit balance in such Member's Capital Account at the end of such year. The items of Company income and gain allocated with respect to a decrease in shall not include any items of income or gain allocated with respect to a decrease in Company Minimum Gain. For this purpose, the balance in a Member's Capital Account at the end of such year shall be determined with the adjustments prescribed by, and the allocations hereunder shall be made in accordance with, the provisions of Regulations Section 1.704-2(i).

            (c) QUALIFIED INCOME OFFSET. Items of income and gain shall be specially allocated to each Member in an amount and manner sufficient to eliminate, if and to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible in the event any Member unexpectedly receives any (i) distributions that, as of the end of such year, reasonably are expected to be made to a Member to the extent they exceed offsetting increases to such Member's Capital Account that reasonably are expected to occur during (or prior to) Company taxable years in which such distributions reasonably are expected to be made (other than increases pursuant to a minimum gain chargeback of the Agreement) or (ii) adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6). This subsection is intended to comply with Regulation Section 1.704-1(b)(2)(ii)(d) and should be so interpreted. Any allocation pursuant to the preceding sentence shall be taken into account in computing subsequent allocations of Net Profits or Losses so that the net amount of all items allocated for all periods shall, to the extent possible, be equal to the net amount that would have been allocated to each Member if the allocations required by the preceding sentence had not been made.

            (d) ALLOCATION OF NONRECOURSE DEDUCTIONS. Nonrecourse Deductions shall be allocated in accordance with the Members' respective Percentage Interests. The Percentage Interests represent the interests in profits of the Company for purposes of allocating excess nonrecourse liabilities under Regulations Section 1.752-3(a)(3).

            (e) ALLOCATION OF MEMBER NONRECOURSE DEDUCTIONS. Member Nonrecourse Deductions shall be allocated to the Member, if any, that bears the economic risk of loss for the Member Nonrecourse Liability to which the Member Nonrecourse Deductions are attributable. If more than one Member bears the economic risk of loss for a Member Nonrecourse Liability, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Liability shall be allocated among such Members in accordance with the ratios in which such Members share the economic risk of loss for such Nonrecourse Liability.

            (f) ALLOCATION OF INCOME, GAINS AND LOSSES RELATED TO CONTRIBUTED OR REVALUED PROPERTY. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value pursuant to the "TRADITIONAL METHOD" as described in Regulation Section 1.704-3(b). In the event the Gross Asset Value of any Company asset is adjusted, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder, pursuant to the "TRADITIONAL METHOD." Any other elections or decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this subsection are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any member's Capital Account or share of Net Profits, Net Losses, or other items or distributions pursuant to any other provision of this Agreement.

            (g) ALLOCATION OF GAIN AND LOSSES RELATED TO ADJUSTMENTS IN TAX BASIS. Any adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 732(d), 734(b) or 743(b) that is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account determining Capital Accounts, and thus treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

            (h) CURATIVE ALLOCATIONS. The allocations set forth in Sections 7.2(a),(b),(c),(d) and (e) directly above (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Section 1.704-1(b). Items of income (including gross income), gain, loss and deductions (computed after taking into consideration the adjustments resulting from the Regulatory Allocations) shall be specially allocated among the Members in such a fashion, so that, to the extent possible, the allocations to each Member of the remaining items, when combined with the allocations resulting from the Regulatory Allocations, shall equal the amount that would have been allocated to each Member if the Regulatory Allocations had not been applied.

                                   ARTICLE 8

                                 DISTRIBUTIONS

      8.1 DISTRIBUTIONS OF ADJUSTED TAXABLE INCOME. Subject to any limitations found elsewhere in this Agreement, the Board shall distribute Quarterly Adjusted Taxable Income among the Members in accordance with their respective Percentage Interests within thirty (30) days of the end of each calendar quarter, but only to those Persons recognized on the books of the Company as Members or as holders of Economic Interests on the day of the distribution.

      8.2 DISTRIBUTIONS OF QUARTERLY TAX DISTRIBUTIONS. To the extent the distributions made pursuant to Section 8.1 for a calendar quarter are due to occur after the estimated tax payment due date with respect to such quarter, the Company shall distribute at least ten (10) days before each estimated tax payment due date the Quarterly Tax Distribution Amount. The amount to be distributed under Section 8.1 with respect to a calendar quarter shall be reduced any amounts distributed under this Section with respect to such calendar quarter. For purposes of this Section, the April 15 estimated tax due date shall relate to the first calendar quarter, the June 15 estimated tax due date shall relate to the second calendar quarter, the September 15 estimated tax due date shall relate to the third calendar quarter and the January 15 estimated tax due date shall relate to the fourth calendar quarter.

                                   ARTICLE 9

                        SALE, ASSIGNMENT, TRANSFER AND
                           WITHDRAWAL OF INTERESTS;
                           ADMISSION OF NEW MEMBERS

      9.1 TRANSFER AND ASSIGNMENT OF INTERESTS.

            (a) Except as set forth in this Article 9 and the Transaction Agreements, no Member shall be entitled to transfer, assign, convey, sell, encumber or in any way alienate (collectively "Transfer") all or any part of his or her Interest unless approved by the votes of all of the Members not Transferring their Interests, which consent may be given or withheld, conditioned or delayed as the other Members may determine in their sole discretion. Transfers in violation of this Article 9 shall be null and void and of no force and effect whatsoever.

            (b) Except as otherwise provided in this Article 9, CDC, Castle or any of their Affiliates shall have the right to Transfer any or all of its Interest if such transferor provides the other Members with the First Right to Negotiate, provided however, that if the Transfer of CDC's, Castle's or any of their Affiliate's Interest in the Company is part of the sale, exchange or other disposition of all or substantially all of Castles's assets or securities or the merger of Castle with or into another person or entity, no First Right to Negotiate need be provided to the other Members;

            (c) CDC shall be permitted to pledge its interest to secure any Senior Indebtedness.

            (d) CDC shall not be permitted to Transfer any of its Percentage Interest (in the aggregate), other than in accordance with Section 9.1(b) and (c) above, without first complying with the Tag-Along provision set forth in Section 9.11.

            (e) No Interest shall be Transferred if it is a Restricted Transfer, as determined in the reasonable discretion of the Board.

            (f) After the consummation of any Transfer of any part of an Interest, the Interest so transferred shall continue to be subject to the terms and provisions of this Agreement and any further Transfers shall be required to comply with all the terms and provisions of this Agreement.

      9.2 ADDITIONAL CONDITIONS TO TRANSFER. In addition to meeting the requirements of Section 9.1, a Transfer shall not be effective until all of the following have been satisfied:

            (a) The transferee consents in writing, in form reasonably satisfactory to the Board, to be bound by the terms of this Agreement;

            (b) If requested by the Board, satisfactory evidence is delivered to the Board that such assignment is not a Restricted Transfer;

            (c) The transferor provides the Board with any information reasonably requested by the Board in order for the Company to comply with the requirements of Code Section 6050K or any other reporting requirements imposed by law, provided that the Board determines, with the advice of legal counsel, if necessary, that the Transfer is subject to Code Section 6050K or any other reporting requirements imposed by law;

            (d) The transferee, upon request of the Board, shall execute such certificates or other documents and perform such acts as the Board reasonably deems appropriate to preserve the limited liability status of the Company under the laws of the jurisdiction in which the Company is doing business; and

            (e) The transferor agrees to pay all reasonable expenses, including attorneys' fees, incurred by the Company in connection with such Transfer.

      9.3 SUBSTITUTION OF MEMBERS. A permitted transferee of an Interest under this Article 9 shall have only an Economic Interest unless admitted as a Substituted Member. A permitted transferee shall become a Substituted Member only upon (i) compliance with Section 9.2 and (ii) the approval of at least two members of the Board, which consent may be given or withheld, conditioned or delayed as may be determined in their sole discretion. The admission of a Substituted Member shall not result in the release of the Member who assigned the Interest from any liability that such Member may have to the Company.

      9.4 INDEMNIFICATION AND ADMISSION. The transferor Member and any transferee of a Member under this Article 9 shall indemnify, defend and hold harmless the Company, the Board and the other Members, if any, who become or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts (or omission to state facts) made (or omitted to be made) in connection with any admission, assignment, transfer, encumbrance or other disposition of all or any part of an Interest in the Company or the admission of a Substituted Member to the Company, against any and all liability, damage, loss and expense for which the Company or such Members have not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement), actually and reasonably incurred in connection with such action, suit or proceeding.

      9.5 ADMISSION OF NEW MEMBERS. A Person may be admitted as a new Member only upon the vote of the Board and the approval required under Section 5.3(b). A new Member shall not be deemed admitted until he or she has made the required Capital Contribution and consents in writing, in form satisfactory to the Board, to be bound by the terms of this Agreement.

      9.6 WITHDRAWAL OR RESIGNATION OF A MEMBER. No Member may resign or withdraw as a Member, or withdraw its Capital Contribution or a Capital Account prior to the termination and dissolution of the Company, and only in accordance with the terms of this Agreement.

      9.7 ALLOCATION IN RESPECT OF A TRANSFERRED INTEREST. If any Interest is transferred, or is increased or decreased by reason of the admission of a new Member, withdrawal of a Member or otherwise, during any year of the Company, each item of income, gain, loss, deduction or credit of the Company for such taxable year shall be assigned pro rata to each day in the particular period of such year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member based upon its respective Interest at the close of the day.

      9.8 OPTIONAL ADJUSTMENT TO BASIS. In the connection with the transfer of all or part of the Interest of any Member, including without limitation, the transfer of the Class A Interest, the Company shall make the election provided in Code Section 754 (if such an election is not already in effect for the Company), and make the adjustments to the basis of the Company property (with regard to the transferee Member only) as provided in Code Section 743.

      9.9 AMENDMENT TO THE COMPANY RECORDS. Upon admission of any Member to the Company, the Board shall add the name, address, Capital Contribution and Member's Percentage Interest in Net Profits and Net Losses to a list of Members that shall be kept in the principal executive office of the Company.

      9.10 ASSIGNEES, SUBSTITUTED MEMBERS AND ADMITTED MEMBERS BOUND BY AGREEMENT. Any person who acquires an Interest of any Member or is admitted to the Company as a Substituted Member or new Member shall be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement.

      9.11  TAG-ALONG PROVISION.

            (a) Provided that such transaction is not made under circumstances described in Section 5.3 (b)(1)(B), if CDC, Castle, or any of its Affiliates (collectively the "Selling Group"), at any time from time to time, enters into an agreement (whether oral or written) to transfer, sell or otherwise dispose of directly or indirectly (including without limitation, a sale of CDC stock) any of its Percentage Interest in the Company to a Person (a "Tag-Along Sale"), each of DCS and Holdings shall have the right, but not the obligation, to participate in such Tag-Along Sale by selling their respective Interest or portion thereof, as provided in this Section 9.11 (a "Participating Sale").

            (b) Regardless of whether the Selling Group intends to sell all or a portion of its Percentage Interest in a Tag-Along Sale, each of DCS and Holdings shall have the right to sell the same portion of their respective Percentage Interest (the "Tag-Along Allotment") in the Tag-Along Sale as the portion of the Selling Group's Percentage Interest that the Selling Group intends to sell in such Tag-Along Sale as set forth in the applicable Sale Notice (as defined below).

            (c) Any Participating Sale shall be on the same economic terms and conditions as the proposed Tag-Along Sale.

            (d) The Selling Group member(s) participating in a Tag-Along Sale shall promptly provide each of DCS and Holdings with written notice (the "Sale Notice") at least thirty (30) days prior to such Tag-Along Sale. The Sale Notice shall set forth: (i) the name and address of the proposed transferee or purchaser; (ii) the percentage points of Percentage Interest proposed to be transferred, sold or disposed of; (iii) the proposed amount and form of consideration to be received in connection with such Tag-Along Sale, and the terms and conditions of payment offered by the proposed purchaser or transferee; (iv) the percentage points of Percentage Interest the Selling Group member believes Holdings is entitled to include in the Tag-Along Sale; and (v) confirmation that the proposed transferee or purchaser has been informed of the "Tag-Along Rights" provided for in this Section and has agreed to purchase from DCS and/or Holdings, as applicable, in accordance with the terms hereof and be bound by this Section as if it were a member of the Selling Group.

            (e) If DCS and/or Holdings desires to participate in the Tag-Along Sale, it or they, as applicable, shall provide a written notice (the "Tag-Along Notice") to CDC within twenty (20) days of receiving the Sale Notice. The Tag-Along Notice shall set forth the percentage points of Percentage Interest DCS or Holdings, as applicable, believes it is entitled to include in the Tag-Along Sale, which amount shall be the Tag-Along Allotment. The Tag-Along Notice shall constitute its binding agreement to sell the Tag-Along Allotment on the economic terms and conditions applicable to such Tag-Along Sale. If the proposed purchaser or transferee does not purchase the percentage points of Percentage Interest from DCS and/or Holdings, as applicable, in accordance with the terms of this Section, CDC or its Affiliates shall purchase, or the Company shall redeem, such amount on the same economic terms and conditions applicable to such Tag-Along Sale at the time of such Tag-Along Sale.

            (f) If a Tag-Along Notice is not received from DCS and/or Holdings within the twenty day period specified above, the Selling Group member(s) shall have the right to sell the Percentage Interest described in the Sale Notice without participation by DCS and/or Holdings, as applicable, but only on the terms and conditions stated in the Sale Notice and only if the sale, transfer or disposition occurs not later than 75 days after the receipt of the Sale Notice.

                                  ARTICLE 10

                          DISSOLUTION AND WINDING UP

      10.1 CONDITIONS OF DISSOLUTION. The Company shall be dissolved, its assets shall be disposed of and its affairs wound up on the first to occur of the following:

            (a) A determination by the unanimous written agreement of the Members that the Company should be dissolved;

            (b) Entry of a decree of judicial dissolution of the Company pursuant to the terms of the Act;

            (c) The sale of all or substantially all of the assets of the Company; or

            (d) The expiration of the term of the Company, as set forth in
      Section 3.4, unless all Members approve an extension of the term.

      10.2 WINDING UP. Upon the dissolution of the Company, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up the business and affairs of the Company. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the assets have been distributed and the Company has terminated.

      10.3 RESPONSIBILITIES OF BOARD FOR WINDING UP. The Board shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the liabilities and assets of the Company, shall, cause its assets to be liquidated as promptly as is consistent with obtaining the fair market value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 10.4. Assets can be distributed in kind to Members and need not be liquidated if agreed to by all of the Members.

      10.4 ORDER OF PAYMENT OF LIABILITIES UPON DISSOLUTION. In settling accounts of the Company after dissolution, the proceeds to the extent sufficient therefor, shall be applied and distributed on or before the end of the taxable year of liquidation or, if later, within ninety (90) days after such liquidation in the following order:

            (a) First to creditors of the Company, including Members who are creditors (as a result of the Incentive Payment or otherwise), in satisfaction of liabilities of the Company;

            (b) Then to Members of the Company in accordance with their respective positive Capital Account balances after giving effect to all Capital Contributions, distributions, revaluations and allocations strictly in accordance with the positive capital account balance limitation and other requirements of Regulations Section
      1.704-1(b)(2)(ii)(d).

      10.5 LIMITATIONS ON PAYMENTS MADE IN DISSOLUTION; CAPITAL ACCOUNT DEFICITS. Except as otherwise specifically provided in this Agreement, each Member shall be entitled to look solely to the assets of the Company for the return of such Member's positive Capital Account balance. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

      10.6 LIQUIDATION NOT IN CONNECTION WITH A DISSOLUTION. Notwithstanding any other provision of this Article 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no dissolution has occurred, the Company's property shall not be liquidated, the Company's liabilities shall not be paid or discharged, and the

Company's affairs shall not be wound up. In such event, the Company shall treat such liquidation in a manner that is consistent with the Code.

                                  ARTICLE 11

                   BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS

      11.1 MAINTENANCE OF BOOKS AND RECORDS. The Board shall cause books and records of the Company to be maintained on a calendar year basis in accordance with GAAP for financial purposes, and in accordance with this Agreement and the Regulations for federal income tax purposes. The Board shall supply unaudited financial reports to the Members at least quarterly, and shall supply timely unaudited financial statements to the Members at least annually, as provided in
Section 11.2 below. There shall be kept at the principal office of the Company the following Company documents:

            (a) A current list of the full name and last known business or residence address of each Member and of each holder of an Economic Interest in the Company set forth in alphabetical order;

            (b) A copy of the Certificate of Formation, Organization and any amendments thereto;

            (c) Copies of the Company's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

            (d) A copy of this Agreement and any amendments thereto;

            (e) Copies of the financial statements of the Company for the six most recent calendar years;

            (f) The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four calendar years;

            (g) Originals or copies of all minutes, actions by written consent, consents to action and waivers of notice to Members and Member votes, actions and consents; and

            (h) Any other information required to be maintained by the Company pursuant to the Act.

      11.2 ANNUAL ACCOUNTING. Within 120 days after the close of each calendar year of the Company, the Board shall (i) cause to be prepared and submitted to each Member a balance sheet and income statement for the preceding calendar year of the Company (or portion thereof) in accordance with GAAP, and (ii) provide to the Members all information necessary for them to complete federal and state tax returns.

      11.3 INSPECTION AND AUDIT RIGHTS. Each Member and each holder of an Economic Interest in the Company who is not a Member has the right upon reasonable request, for purposes reasonably related to the interest of that Person, to inspect and copy, except as provided in Section 11.4 at its expense and during normal business hours, any of the Company books and records. Such right may be exercised by the Person or by that Person's agent or attorney. Any Member may require, at his or her expense, a review and/or audit of the books, records and reports of the Company.

      11.4 RIGHTS OF MEMBERS AND NON-MEMBERS. Upon the request of a Member or a holder of an Economic Interest who is not a Member, for purposes reasonably related to the interest of that Person, the Board shall promptly deliver to the Member or holder of an Economic Interest, at the expense of the Company, a copy of this Agreement and a copy of the information listed in Sections 11.1 of this Agreement.

      11.5 BANK ACCOUNTS. The bank accounts of the Company shall be maintained in such banking institutions as the Board shall determine, provided such institutions have a net worth in excess of One Hundred Million Dollars ($100,000,000).

      11.6 TAX MATTERS HANDLED BY CDC. CDC shall be designated as "Tax Matters Partner" (as defined in Code section 6231), to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and to expend Company funds for professional services and costs associated therewith. In its capacity as "Tax Matters Partner," CDC shall oversee the Company tax affairs in the overall best interests of the Company. CDC shall supply the Internal Revenue Service and any other similar state taxing authority with the information required by Code Section 6223 (or similar provision under state law) and the Regulations thereunder, sufficient to require such taxing authority to give the notice described in Code Section 6223(a) (or similar state law).

      11.7 FEDERAL INCOME TAX ELECTIONS MADE BY THE BOARD. The Board may make all elections for federal income tax purposes on behalf of the Company, and shall make the "754 election" as provided in Section 9.8.

      11.8 ACCOUNTING METHOD. For financial reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting in accordance with GAAP, applied in a consistent manner and shall reflect all transactions of the Company and be appropriate and adequate for the purposes of the Company.

                                  ARTICLE 12

                                INDEMNIFICATION

      12.1 INDEMNIFICATION OF MEMBERS, BOARD AND OFFICERS. If the requirements of this Article with respect to indemnification are satisfied, the Company shall indemnify any Member, Director or officer made a party to any proceeding because such Person is or was a Member, Director or officer or acted pursuant to the Management Agreement, against all liability to the greatest extent not inconsistent with the laws and public policies of Delaware. For purposes of this
Article:

            (a) "EXPENSES" includes all direct and indirect costs (including without limitation counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this section, applicable law or otherwise.

            (b) "LIABILITY" means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

            (c) "PARTY" includes anyone who was, is or is threatened to be made a named defendant or respondent in a proceeding.

            (d) "PROCEEDING" means any threatened, pending or completed action, suit or proceeding, whether, civil, criminal, administrative or investigative and whether formal or informal.

      12.2 STANDARDS OF CONDUCT FOR INDEMNIFICATION. Indemnification shall be provided under this Article if the person seeking indemnification: (i) acted in good faith; and (ii) reasonably believed that such person's conduct was in or at least not opposed to the Company's best interests. Indemnification shall also be provided for any conduct with respect to an employee benefit plan if the person seeking indemnification: (i) acted in good faith; and (ii) reasonably believed such person's conduct to be in or at least not opposed to the best interests of the participants in and beneficiaries of the plan.

      12.3 UNDERTAKINGS FOR INDEMNIFICATION AND ADVANCES. The Company shall pay for, advance or reimburse the reasonable expenses incurred by a Member in connection with any such proceeding in advance of final disposition thereof if
(i) such person furnishes the Company a written affirmation of such person's good faith belief that such person has met the standard of conduct for indemnification described in Section 12.2, (ii) such person furnishes the Company a written undertaking to repay the advance if it is ultimately determined that such person did not meet such standard of conduct, and (iii) a determination is made in accordance with Section 12.4, based upon facts then known to those making the determination. The undertaking described in (ii) above must be a general obligation of such person subject to such reasonable limitations as the Company may permit, but need not be secured and shall be accepted without reference to financial ability to make repayment. Notwithstanding (ii) and (iii) above, the Company shall indemnify a Member who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by such person in connection with the proceeding without the requirement of a determination as set forth in Section 12.4.

      12.4 DEMAND FOR INDEMNIFICATION OR ADVANCEMENT OF EXPENSES; DETERMINATION BY THE COMPANY. Upon demand by a Member for indemnification or advancement of expenses, as the case may be, the Board shall expeditiously determine whether it believes that it is more likely than not that the Member has met the standard for indemnification set forth in Section 12.2. Such determination can be made in any of the following ways:

            (a) By the Board, not taking into account Directors elected by the Member seeking indemnification;

            (b) By a vote of all Members other than the Member seeking indemnification;

            (c) By legal counsel approved by either: (i) the Board, not taking into account Directors elected by the Member seeking indemnification, or
      (ii) a vote of all Members other than the Member seeking indemnification;

            (d) If the Member seeking indemnification is not satisfied with the determination made in accordance with Paragraphs (a), (b) or (c) of this Section, he or she may elect to submit the dispute for resolution to an arbitrator in accordance with the rules of the American Arbitration Association. The prevailing party in such arbitration shall be entitled to recover its reasonable costs and expenses incurred in connection with such arbitration, including, without limitation, reasonable attorney's and accountant's fees.

      12.5 INDEMNIFICATION OF OTHERS. Company shall have the power, but not the obligation, to indemnify any person who is or was an employee or agent of the Company, but is not or was not a Member, to the same extent as if such person were a Member.

      12.6 INDEMNIFICATION RIGHTS NON-EXHAUSTIVE. Nothing contained in this Article shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any person who is or was a Member of the Company or is or was serving at the Company's request as a director, officer, partner, manager, trustee, employee, or agent of another foreign or domestic company, partnership, association, limited liability company, corporation, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

      12.7 CONSTRUCTION OF INDEMNIFICATION RIGHTS. Nothing contained in this Article shall limit the ability of the Company to otherwise indemnify or advance expenses to any individual. It is the intent of this Article to provide indemnification to Members and Board to the fullest extent now or hereafter permitted by the law consistent with the terms and conditions of this Article. Indemnification shall be provided in accordance with this Article irrespective of the nature of the legal or equitable theory upon which a claim is made, including without limitation negligence, breach of duty, mismanagement, waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities law, violation of ERISA or violation of any other state or federal law.

      12.8 INSURANCE FOR INDEMNIFICATION. The Company may purchase and maintain insurance for its benefit, the benefit of any person who is entitled to indemnification under this Article, or both, against any liability asserted against or incurred by such person in any capacity or arising out of such person's service with the Company, whether or not the Company would have the power to indemnify such person against such liability.

                                  ARTICLE 13

                                CASTLE GUARANTY

      The parties hereto are aware that CDC is a wholly-owned, single-purpose entity formed by Castle to be a Member of the Company. By signing this Agreement, Castle agrees that it shall cause CDC to carry out each and every one of its obligations under this Agreement. Nothing in this Article 14 shall be construed as providing any rights to any person who is not a party to this Agreement, as a third party beneficiary or otherwise.

                                  ARTICLE 14

                           MISCELLANEOUS PROVISIONS

      14.1 INVESTMENT IN SECURITIES. Each Member hereby represents and warrants to, and covenants and agrees with, the Company as follows:

            (a) Except as contemplated by the Master Contribution Agreement, the Member's Interest is being purchased for the Member's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment or resale to others or to fractionalization in whole or in part. Except as contemplated by the Master Contribution Agreement, no other person has or will have a direct or indirect beneficial interest in the Interest, and the Member will not sell, hypothecate or otherwise transfer the Interest except in accordance with this Agreement, the Securities Act and applicable state securities laws or unless, in the opinion of counsel, which may be counsel for the Company, an exemption from the registration and qualification requirements of the Securities Act and such laws is available.

            (b) The Member has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of acquiring an Interest. The Company has made available to the Member all documents and information that the Member has requested relating to an investment in the Company.

            (c) The Member recognizes that the Company has no operating history and that an investment in the Company involves substantial risks. The Member has taken full cognizance of and understands all of the risk factors related to the purchase of the Interest.

            (d) The Member has had prior business relationships with the Company, its predecessor or its Board or by reason of the Member's business or financial experience has the capacity to protect the undersigned's own interest in connection with this transaction.

            (e) The Member has not purchased the Interest as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or advertising.

            (f) No federal or state agency has made any finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the Interests.

            (g) There is no public market for the Interests, and there can be no assurance that the Member will be able to sell or dispose of the Interest. Moreover, no assignment, sale, transfer, exchange or other disposition of the Interest can be made other than in accordance with all applicable securities laws. It is understood that in order not to jeopardize the offering's exempt status under the Securities Act, certain state acts and certain rules and regulations promulgated pursuant thereto, any transferee will at a minimum be required to fulfill applicable investor suitability requirements.

            (h) The Interests will not be registered under the Securities Act, and their resale may be restricted for a period of at least two years under Rule 144 of the Securities Act unless otherwise registered under the Securities Act or exempt from registration. The Member is willing to bear the economic risk of this illiquid investment.

      14.2 COMPLETE AGREEMENT. This Agreement and the Transaction Agreements constitute the complete and exclusive statement of agreement among the Members. This Agreement replaces and supersedes all prior oral or written agreements by and among the Members or any of them regarding the subject matter hereof.

      14.3 BINDING EFFECT. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members and their respective distributees, successors and assigns.

      14.4 GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Delaware without regard to the conflict of laws provisions thereof.

      14.5 NO THIRD PARTY BENEFICIARY. The Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary.

      14.6 NOT FOR BENEFIT OF CREDITORS. The provisions of this Agreement are intended only for the regulation of relations among the Members and the Company. The Agreement is not intended for the benefit of any non-Member creditors and does not grant any rights to or confer any benefits on any non-Member creditors or any other person who is not a Member, a Director, or an officer of the Company.

      14.7 AMENDMENT. This Agreement may be amended only by the requisite vote of the Members, as set forth in Section 5.3.

      14.8 CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision thereof.

      14.9 RIGHTS OF LEGAL REPRESENTATIVES. If a Member is a corporation, trust, or other entity and is dissolved or terminated, the powers of that Member may be exercised by his or her legal representative or successor.

      14.10 REFERENCES TO THE AGREEMENT. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of the Agreement unless otherwise expressly stated.

      14.11 EXHIBITS. All Exhibits attached to this Agreement are incorporated by this reference and shall be treated as if set forth herein.

      14.12 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; the Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of the Agreement; and the remaining provisions of the Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from the Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of the Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      14.13 ADDITIONAL DOCUMENTS AND ACTS. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

      14.14 NOTICES. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing and will be deemed to have been given and received (i) when personally delivered, or (ii) upon the third business day following mailing, if mailed by deposit in the United States mail, registered or certified, postal charges prepaid, and addressed to the address set forth on EXHIBIT B for the party who is to receive the notice. Any Member or the Company may, at any time by giving five days prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

      14.15 RELIANCE ON AUTHORITY OF PERSON SIGNING AGREEMENT. If a Member is not a natural person, neither the Company nor any Member will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or
(b) be required to see to the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

      14.16 PROVISIONS INCONSISTENT WITH THE ACT. Should any provision of this Agreement be inconsistent or otherwise be in conflict, with the provisions of the Act, it is the intent of the parties to have the provisions of this Agreement prevail and override the Act to the fullest extent possible.

      14.17 PUBLICITY. None of the parties will make any disclosure of the transactions contemplated by this Agreement, or any discussions in connection therewith, without the prior written consent of each of the other parties. The preceding sentence shall not apply to any disclosure required to be made by the Securities Act or other applicable law as reasonably determined by counsel to the party determining that such disclosure is required, except that such party, whenever practicable, shall be required to consult with the other party concerning the timing and content of such disclosure before making it.

      14.18 MULTIPLE COUNTERPARTS. The Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

      14.19 COORDINATION WITH OTHER TRANSACTION AGREEMENTS. Certain provisions of the Transaction Agreements discuss the operations of the Company. To the extent such provisions are not clearly inconsistent with the express language contained in provisions of this Agreement, the provisions of this Agreement shall be interpreted in a manner that is consistent with the provisions in the Transaction Agreements.

      IN WITNESS WHEREOF, all of the Members have executed this Agreement effective as of the latest date set forth below.


                              "CDC"

                              CDC OF CALIFORNIA, a Delaware corporation


                              By_____________________________________
                              Name:
                              Title:


                              "HOLDINGS"

                              CASTLE WEST HOLDINGS, LLC,
                              a California limited liability company


                              By_____________________________________
                              Name:
                              Title:

                              "DCS"

                              DENTAL CONSULTING SERVICES, LLC,
                              a California limited liability company


                              By_____________________________________
                              Name:
                              Title:


With respect to Article 13:

                              "CASTLE"

                              CASTLE DENTAL CENTERS, INC., a Delaware
                              corporation


                              By_____________________________________
                              Name:
                              Title:

                                   EXHIBIT A

                                  DEFINITIONS

            The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

            (a) "ACT" shall mean the Delaware Limited Liability Company Act, Delaware General Corporation Law Sections 18-101 ET SEQ., as it may be amended from time to time.

            (b) "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

                        (1) A credit to the extent of any amounts which such
            Member is obligated to restore (pursuant to the terms of such Member's promissory note or otherwise) for purposes of Regulations
            Section 1.704-1(b)(ii)(d)(2) or is deemed to be obligated to restore for such purposes pursuant to Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5); and

                        (2) A debit to the extent of the items described in
            Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)
            (5), and 1.704-1(b)(2)(ii)(d)(6).

                  The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

            (c) "AFFILIATE" shall mean any individual, partnership, corporation, trust, or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with a Member. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation, the right to exercise, directly or indirectly, more than 25 percent of the voting rights of the controlled corporation, and, with respect to any individual, partnership, limited liability company, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

            (d) "AGREEMENT" shall mean this Limited Liability Company Agreement, as originally executed and as amended from time to time, and shall refer to the Agreement as a whole, unless the context otherwise requires.

            (e) "BOARD" shall have the meaning set forth in Section 5.1.

            (f) "BUSINESS" shall have the meaning set forth in Article 2.

            (g) "CALIFORNIA DENTAL ACT" shall mean the California Dental Practice Act.

            (h) "CAPITAL ACCOUNT" shall mean an account maintained for each Member as specified in Section 6.6 of this Agreement.

            (i) "CAPITAL CONTRIBUTIONS" shall mean the total value of cash and the fair market value of property (including promissory notes) contributed and/or services rendered or to be rendered to the Company by the Members, as shown in EXHIBIT B, as the same may be amended from time to time. Any reference in the Agreement to the Capital Contributions of a Member shall include all Capital Contributions previously made by the Member and the Member's predecessor, if any, for the Interest of the Member, reduced by any distributions to the Member (or the Member's predecessor) as a return of Capital Contributions as contemplated herein.

            (j) "CASTLE" shall mean Castle Dental Centers, Inc., a Delaware corporation.

            (k) "CDC" shall mean CDC of California, Inc., a Delaware corporation.

            (l) "CODE" shall mean the Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

            (m) "COMPANY" shall mean Castle Dental Centers of California, L.L.C., a Delaware limited liability company.

            (n) "COMPANY MINIMUM GAIN" has the meaning set forth in Regulations
      Section 1.704-2(b)(2) (substituting the word "Company" for "partnership" therein). "Company Minimum Gain" refers to the concept that the disposition of an item of the Company property encumbered by a Nonrecourse Liability the amount of which exceeds the adjusted tax basis of the property (or book value of the property if the property is properly reflected on the books of the Company at a value that differs from its adjusted tax basis) will generate gain in an amount that is at least equal to such excess. The amount of Company Minimum Gain is determined by computing, with respect to each Nonrecourse Liability of the Company, the amount of gain (of whatever character), if any, that would be realized by the Company if it disposed of (in a taxable transaction) the Company property subject to such liability in full satisfaction thereof (and for no other consideration), and by then aggregating the amounts so computed. The determination of the amount of Company Minimum Gain shall be made pursuant to Regulations

      Section 1.704-2(d). A Member's share of Company Minimum Gain at the end of any Company taxable year shall be determined pursuant to Regulations
      Section 1.704-2(g).

            (o) "COMPANY NONRECOURSE DEDUCTION" means any item of loss, deduction or Code Section 705(a)(2)(B) expenditure (including an expenditure treated as a Code Section 705(a)(2)(B) expenditure under
      Section 1.704-1(b)(2)(iv)(i) of the Regulations) attributable to Company Nonrecourse Liability. The amount of Nonrecourse Deductions for a Company taxable year equals the excess, if any, of the net increase in the amount of Company Minimum Gain during such taxable year, over the aggregate amount of any distributions during such year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, and shall be determined in accordance with Regulations Section 1.704-2(c).

            (p) "COMPANY NONRECOURSE LIABILITY" means liabilities of the Company (or portion thereof) for which no Member bears the economic risk of loss under Regulations Section 1.752-2.

            (q) "DCS" means Dental Consulting Services, LLC, a California limited liability company.

            (r) "DEPRECIATION" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis (provided, if such asset has a zero adjusted tax basis, Depreciation shall be determined under any reasonable method selected by the Board).

            (s) "DIRECTOR" shall have the meaning set forth in Section 5.2.

            (t) "DOL REGULATIONS" shall mean Department of Labor Regulation
      Section 2510.3-101.

            (u) "ECONOMIC INTEREST" shall mean a Person's right to share in the income, gains, losses, deductions, credit or similar items of, and to receive distributions from, the Company, but not any other rights of a Member including, without limitation, the right to vote or to participate in management of the Company.

            (v) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations in effect thereunder.

            (w) "FIRST RIGHT TO NEGOTIATE" shall mean the Company, CDC or their Affiliates providing the holders of the Class C Interest a good faith opportunity to negotiate (throughout the thirty or twenty day period described herein) to purchase the Company, the Company's assets or the Interest of the Company, at least thirty days prior to the Company, CDC or their Affiliates commencing negotiations or soliciting offers from third parties, or at least twenty days prior to commencing negotiations in the case of an unsolicited offer from a third party, with respect to (i) a sale, exchange or other disposition of all, or substantially all, of the Company's assets occurring as part of a single transaction or plan, or in a series of transactions, (ii) a merger of the Company with or into another person or entity, or (iii) a Transfer of any or all of an Interest held by CDC or any of its Affiliates.

            (x) "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                        (1) The initial Gross Asset Value of any asset
            contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Board, and subject to the approval of all Members, provided that the initial Gross Asset Values of the initial Capital Contribution of each Member shall be those set forth in EXHIBIT B hereto.

                        (2) The Gross Asset Values of all Company assets shall
            be adjusted to equal their respective gross fair market values, as determined by the Board and approved by all Members, as of the following times: (a) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an Interest; and (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

                        (3) The Gross Asset Value of any Company asset
            distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution, as determined by the distributee and the Board, and approved by all Members.

                        (4) The Gross Asset Values of Company assets shall be
            increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 732(d), 734(b), or 743, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations
            Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset

            Values shall not be adjusted pursuant to this Subsection to the extent any Member determines that an adjustment pursuant to subparagraph (b) above is not necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph.

                        (5) If the Gross Asset Value of an asset has been
            determined or adjusted pursuant to this section, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

            (y) "HOLDINGS" shall mean Castle West Holdings, LLC, a California limited liability company.

            (z) "INTEREST" in the Company shall mean the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement and under the Act, together with the obligations of such Member to comply with all terms and provisions of this Agreement.

            (aa) "MANAGEMENT AGREEMENT" shall mean that certain Management Agreement between the Company and Holdings, attached as Exhibit L to the Master Contribution Agreement, to be entered into by the Company pursuant to Section 4.5.

            (bb) "MASTER CONTRIBUTION AGREEMENT" shall mean that certain Master Contribution and Combination Agreement by and among Castle, CDC, DCS, each of the members of DCS, and certain other persons, dated as of January 30, 1998, as amended.

            (cc) "MEMBER" shall mean each person who is an initial signatory to this Agreement and any other person who may subsequently be admitted as a new Member of Substituted Member in accordance with this Agreement.

            (dd) "MEMBER NONRECOURSE DEDUCTION" means any item of Company Nonrecourse Deduction that is attributable to a Member Nonrecourse Liability. The amount of a Member Nonrecourse Deduction with respect to the Member Nonrecourse Liability for purposes of Regulations Section 1.704-2(i)(2) for a Company taxable year equals the excess, if any, of the amount of the net increase during such year in the amount of Minimum Gain Attributable to such Member Nonrecourse Liability, over the aggregate amount of any distributions during such year to the Member that bears the economic risk of loss for the Member Nonrecourse Liability of the proceeds of the Member Nonrecourse Liability that are allocable to an increase in the Minimum Gain attributable to such Member Nonrecourse Liability, and shall be determined in accordance with Regulations Section 1.704-2(i)(2).

            (ee) "MEMBER NONRECOURSE LIABILITY" means any Company Liability to the extent considered nonrecourse for purposes of Regulations Section 1.1001-2, and any Member or related person within the meaning of Regulations Section 1.752-4(b) bears the economic risk or loss under Regulations Section 1.752-2.

            (ff) "MEMBER NONRECOURSE LIABILITY MINIMUM GAIN" means minimum gain attributable to a Member Nonrecourse Liability, as determined in accordance with Regulations Section 1.704-2(i).

            (gg) "NET PROFITS" and "NET LOSSES" mean, for each taxable year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a), and all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss, with the following adjustments:

                        (1) Any income of the Company that is exempt from
            federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this section, shall be added to such taxable income or loss;

                        (2) Any expenditures of the Company described in Code
            Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this subsection, shall be subtracted from such taxable income or loss;

                        (3) In the event the Gross Asset Value of any Company
            asset is adjusted pursuant to this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

                        (4) To the extent an adjustment to the adjusted tax
            basis of any Company asset pursuant to Code Section 732(d), 734(b) or 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), is to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis);

                        (5) Gain or loss resulting from any disposition of
            Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                        (6) In lieu of the depreciation, amortization, and other
            cost recovery deductions taken into account under the Code in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year or other period;

                        (7) Notwithstanding any other provision of this section,
            any items that are specially allocated pursuant to this Agreement shall not be taken into account in computing Net Profits and Net Losses.

            (hh) "PERCENTAGE INTEREST" shall mean the percentage of a Member set forth opposite the name of such Member under the column "Member's Percentage Interest" in EXHIBIT B hereto, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement.

            (ii) "PERSON" includes individuals, general partnerships, limited partnerships, other limited liability companies, corporations, trusts, estates, real estate investment trusts and any other association.

            (jj) "QUARTERLY ADJUSTED TAXABLE INCOME" means, with respect to any calendar quarter, the Company's good faith estimate of taxable income for the taxable year through the end of the applicable calendar quarter (which estimate shall be reviewed and approved by the Board) (i) increased by any depreciation or amortization taken and (ii) decreased by the Quarterly Adjusted Taxable Income amount previously distributed for all prior calendar quarters for such taxable year.

            (kk) "QUARTERLY TAX DISTRIBUTION AMOUNT" shall mean the Company's estimate of the Company's taxable income for the taxable year through the end of the month that is two months prior to the month in which the distribution is to be made (i) multiplied by a fraction, the numerator of which is the number of full months that have occurred in the taxable year through to the date the distribution is to be made, and the denominator of which is the numerator minus one (the resulting product for an estimated tax period being such period's "Taxable Income Estimate"), (ii) then reduced by the Company's Taxable Income Estimate for the prior estimated tax period, and (iii) then multiplied by the highest combined federal/California marginal tax rate applicable to individuals. The Quarterly Tax Distribution Amount for any quarter shall be increased by the amount of any Quarterly Tax Distribution Amount relating to any prior estimated tax period to the extent the full amount of the Quarterly Tax Distribution Amount relating to such prior period has not yet been distributed.

            (ll) "REGULATIONS" shall mean, unless the context clearly indicates otherwise, the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Internal Revenue Code of 1986, as amended.

            (mm) "RESTRICTED TRANSFER" for purposes of this Agreement, a "Restricted Transfer" is any transfer that would do any of the following:

                        (1) Jeopardize the status of the Company as a
            partnership for federal income tax purposes;

                        (2) Violate any applicable law or governmental rule or
            regulation including (without limitation) any applicable federal or state securities or Blue Sky law applicable to the Company;

                        (3) Require filing of a registration statement under the
            Securities Act;

                        (4) Cause any assets of the Company to be deemed "plan
            assets" under ERISA (at a minimum, in order to prevent such characterization as "plan assets," a "Restricted Transfer" shall include any transfer that, in the opinion of counsel for the Company, would cause twenty-five percent (25%) or more of the Economic Interests in the Company of any class of Members to be held by "benefit plan investors" as defined in the DOL Regulations.

            (nn) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            (oo) "SENIOR INDEBTEDNESS" shall mean Senior Debt (as defined in the Subordination Agreement of even date herewith between Castle, Dental Consulting Services, LLC, NationsBank of Texas, N.A. and the other parties thereto), including any modifications, renewals, extensions, rearrangements, increases, replacements or refinancings of the Senior Debt (regardless of the identity of the holders of such indebtedness).

            (pp) "SHAREHOLDERS' AGREEMENT" shall mean that certain Shareholders' Agreement between the Company, Holdings and certain other persons, attached as Exhibit J to the Master Contribution Agreement, to be entered into pursuant to the Master Contribution Agreement.

            (qq) "SUBSTITUTED MEMBER" shall mean any person who has become a Member by being admitted as a Substituted Member pursuant to the provisions of this Agreement.

            (rr) "TERRITORY" shall have the same meaning as in Section 6.2 of the Master Contribution Agreement.

            (ss) "TRANSACTION AGREEMENTS" shall mean the Master Contribution Agreement, the Management Agreement, the Shareholders' Agreement and the other agreements as Exhibits to the Master Contribution Agreement.